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Exhibit 99.1

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                                              February 25, 1999

IMC Securities, Inc.                              Financial Security Assurance Inc.
5901 E. Fowler Avenue                             350 Park Avenue
Tampa, Florida 33617                              New York, New York 10022

IMC Home Equity Loan Owner Trust 1998-7           Moody's Investors Services, Inc.
c/o Wilmington Trust Company                      99 Church Street
1100 North Market Street                          New York, New York 10007
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

                                                  Standard & Poor's Rating Services, a
The Chase Manhattan Bank                          division of The McGraw-Hill Companies, Inc.
450 West 33rd Street                              25 Broadway
New York, New York 10001                          New York, New York 10004-0030
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      RE:     IMC HOME EQUITY LOAN OWNER TRUST 1998-7, HOME EQUITY LOAN ASSET
              BACKED NOTES, SERIES 1998-7A, HOME EQUITY LOAN ASSET BACKED NOTES,
              SERIES 1998-7B (THE "NOTES")

Ladies and Gentleman:

         I am Vice President of Ocwen Federal Bank FSB, a federal savings bank ("Ocwen"). Reference is hereby made to that certain Sale and Servicing Agreement, dated as of December 1, 1998 (the "Agreement")., among IMC Home Equity Loan Owner Trust 1998-7 as Issuer, IMC Securities, Inc. as Depositor, IMC Mortgage Company as Seller, Ocwen as Servicer and The Chase Manhattan Bank as Indenture Trustee. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. I have reviewed the activities of Ocwen during the calendar year 1998 with respect to the Notes, and to the best of my knowledge, based on such review, Ocwen has fulfilled all its obligations under the Agreement for such year.

                                   Sincerely,

                                   /s/ Donald L. St. John
                                   Donald L. St. John
                                   Vice President
                                   Ocwen Federal Bank FSB